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                                                                    Exhibit 23.6


                 CONSENT OF FINANCIAL ADVISOR TO COMMERCE BANK

     As financial advisor to Commerce Bank, we hereby consent to the incorporation in this registration statement of our Fairness Opinion and to all references to our Firm included in this registration statement.

                                                 ALEX. BROWN & SONS INCORPORATED

                                                 By: /s/ Donald W. Delson
                                                    ----------------------------
                                                    Donald W. Delson
                                                    Managing Director
Baltimore, Maryland

November 9, 1994